Exhibit 8.1

List of subsidiary companies

At 31 December 2014

The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 34 to the 2014 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

Company and country of incorporation	Principal activities	Class of shares held	Proportion of class held	Group interest
			%	%

Australia
Australian Coal Holdings Pty Limited	Holding company	‘A’ Class	100	100
		Ordinary shares	100	100
Hamersley Holdings Limited	Holding company	Ordinary shares	100	100
North IOC Holdings Pty Limited	Holding company	Ordinary shares	100	100
North Limited	Holding company	Ordinary shares	100	100
Pacific Aluminium Pty Limited	Holding company	Ordinary shares	100	100
Peko-Wallsend Pty Limited	Holding company	Ordinary shares	100	100
Rio Tinto (Commercial Paper) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Investments One Pty Limited	Holding company	Ordinary shares	100	100
Rio Tinto Investments Two Pty Limited	Holding company	Ordinary shares	100	100
Robe River Limited	Holding company	Ordinary shares	100	100

Bermuda
North IOC (Bermuda) Holdings Limited	Holding company	Ordinary shares of BMD 1.00 each	100	100
North IOC (Bermuda) Limited	Holding company	Ordinary shares of BMD 1.00 each	100	100
QIT Madagascar Minerals Ltd.	Holding company	Ordinary shares of USD 1.00 each	100	100

Canada
46117 Yukon Inc.	Holding company	Common shares	100	100
535630 Yukon Inc	Holding company	Common shares	100	100
7999674 Canada Inc.	Holding company	Common shares	100	100
Rio Tinto Canada Inc	Holding company	Class B shares no par value	100	100
		Class C shares no par value	100	100
		Class D shares no par value	100	100
Rio Tinto Finance Canada Inc.	Finance company	Common shares	100	100

Namibia
Skeleton Coast Diamonds Limited	Holding company	Shares of NAD 2.00 each	100	100

Netherlands
Oyu Tolgoi Netherlands BV	Holding company	Ordinary shares of EUR 100.00 each	65	51

Rio Tinto Eastern Investments BV	Holding company	Ordinary shares of EUR454.00 each	100	100
Turquoise Hill Netherlands Cooperatif UA	Holding company	Ordinary shares of EUR 100.00 each	100	51

South Africa
Richards Bay Mining Holdings (Pty) Limited	Holding company	Ordinary shares of ZAR1.00 each	100	100
Richards Bay Titanium Holdings (Pty) Limited	Holding company	A Ordinary shares of ZAR 1.00 each	100	100
		B Ordinary shares of ZAR 1.00 each	100	100

United Kingdom
Rio Tinto European Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Finance plc	Finance company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto International Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Investments Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Namibian Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Overseas Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
Rio Tinto Simfer UK Limited	Holding company	Ordinary shares of USD 1.00 each	100	100
Rio Tinto Western Holdings Limited	Holding company	Ordinary shares of GBP 1.00 each	100	100
		Preference shares of AUD 100.00 each	100	100
		Preference shares of USD 90.00 each	100	100

United States of America
Rio Tinto America Holdings Inc.	Holding company	Common shares of USD 0.01 each	100	100
Rio Tinto America Inc.	Holding company	Common shares of USD 100.00 each	100	100
Rio Tinto Minerals Inc.	Holding company	Common shares of USD 0.01 each	100	100